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                                                                Exhibit 10.28


                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is entered into by and between CALYPTE BIOMEDICAL CORPORATION ("Calypte"), a California corporation, and SERADYN, INC., ("Seradyn"), a Delaware corporation.

                                    RECITALS

         A. Calypte develops and manufactures various products designed for use in the medical and scientific research fields. Specifically, Calypte has developed and manufactured products for the detection of antibodies to HIV-1 in urine, which products are more particularly described in the attached Schedule I (the "Products").

         B. Calypte desires to appoint Seradyn as its Exclusive Distributor (as hereinafter defined) for the Products in the countries designated in the attached Schedule 2 (the "Territory") and Seradyn desires to be appointed as Calypte's Exclusive Distributor of the Products, all in accordance with and subject to the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants of the parties contained herein, and each act done pursuant thereto, it is hereby agreed as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
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         (a)  APPROVED. The term "Approved" shall mean local regulatory approval for the Products, which permits commercial sale of same, or in the absence of such approval, the ability to legally market the Products in the applicable area.

         (b) EXCLUSIVE DISTRIBUTOR. The term "Exclusive Distributor" shall mean that no other distributor or third person or entity, regardless of location of principal offices, shall have any rights to commercially transfer or otherwise distribute the Products for'sale in the Territory.

         (c) FDA. The term "FDA" shall mean the Food and Drug Administration of the United States Department of Health and Human Services.

         (d) NIH. The term "NIH" shall mean the National Institute of Health, or any other governmental agency which regulates the commercial sale of the Products within the Territory.

         (e) PROPRIETARY INFORMATION. The term "Proprietary Information" means the confidential information owned or controlled by Calypte at any time during the term of this Agreement relating to the Products and the confidential information owned or controlled by Seradyn at any time during the term of this Agreement relating to its business or products, the use and disclosure of which is discussed in Section 11 of this Agreement.

         (f) CALYPTE TRADEMARKS. The term "Calypte Trademarks" means the registered or unregistered trademarks and service marks of Calypte relating to or concerning the Product that Calypte has the right to use listed on the attached Schedule 3 and any such trademarks or service marks acquired by Calypte at any time during the term of this Agreement.

         (g) SERADYN TRADEMARKS. The term "Seradyn Trademarks" means the registered or unregistered trademarks and service marks of Seradyn relating to or concerning the Product

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that Seradyn has the right to use listed on the attached Schedule 4 and any such trademarks or service marks acquired by Seradyn at any time during the term of this Agreement.

         (h) REGION. The term "Region" means any one of the country groups listed in the attached Schedule 6.

         2. TERMS OF DISTRIBUTORSHIP. Subject to the terms and conditions of this Agreement, Calypte hereby designates and appoints Seradyn as its Exclusive Distributor in the Territory. Seradyn shall not knowingly sell or transfer Products purchased hereunder to any customer or distributor intending to use or sell the Products outside of the Territory and Seradyn shall use its commercially reasonable efforts in attempting to ensure that no party to whom Seradyn sells or transfers Products will resell such Products outside of the Territory. Notwithstanding the appointment by Calypte of Seradyn as the Exclusive Distributor in the Territory, Calypte retains the right to sell the Products only to those specific customers listed in the attached Schedule 5, and to distributors of consumer-targeted home use testing kits who may resell the Products to retailers or customers for home use only.

         In connection with its distribution of the Products, Seradyn shall have the right to use the Proprietary Information of Calypte and to use the Calypte and Seradyn Trademarks on and in connection with the sale of the Products. The parties acknowledge and agree that the Products to be sold by Seradyn will be co-branded by utilizing both the Calypte Trademarks and the Seradyn Trademarks.

         Seradyn shall have the sole right to determine the sale price, discounts and any other terms and conditions for its sale of the Products. Subject to the limitations contained herein, Seradyn shall also control the manner and methods of its marketing, distributing and selling of


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the Products within the Territory, provided that such manner and methods in no way portray the Products as low-cost or of inferior quality.

         During the term of this Agreement, Seradyn shall have the right of first refusal to market, distribute and sell any improvements developed by Calypte with respect to the Products and any similar products developed by Calypte, including, without limitation, products for the detection of HERVs and a urine-based sexually transmitted disease (STD) panel. In such event, the parties will negotiate in good faith as to the pricing and quantities of such improved and similar Products to be purchased by Seradyn, but otherwise the distribution of such Products shall be in accordance with the terms and conditions of this Agreement. If the parties fail to agree on the pricing and quantity terms within ninety (90) days after the commencement of negotiations, Calypte will then be free to conclude an arrangement with a third party, provided that the terms of such arrangement are demonstrably more advantageous to Calypte than those proposed by Seradyn. As used herein, an "improvement" or an "improved" Product shall mean any modification to the Product which effectively replaces the original version and a "similar" Product shall mean any in vitro diagnostic assay intended for use in a professional laboratory setting for the detection of similar disease states in similar patient samples as the Product.

         Except for the purposes set forth herein, nothing in this Agreement shall be deemed to constitute a partnership between the parties hereto or be deemed to constitute Seradyn as an agent or employee for Calypte for any purpose, including the right to contract in the name or for the account of Calypte nor to assume or create any liability or obligation of any kind, express or implied, on behalf of Calypte in any way or for any purpose. The relationship


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between the parties is that of independent contractors in which Calypte is the vendor and Seradyn is the vendee.

         3. TERM. Unless sooner terminated or unless renewed as provided herein, this Agreement shall terminate on December 31, 1998. Unless sooner terminated, Seradyn shall have the right to renew this Agreement for an additional term of two (2) years following the end of the initial term and each renewal term thereafter, provided: (a) Seradyn meets or exceeds the applicable sales minima detailed in the attached Schedule 6; and (b) Seradyn provides Calypte of its intention to renew the Agreement no less than ninety (90) days prior to the date the Agreement would otherwise terminate.

         4.   COVENANTS OF SERADYN. Seradyn covenants and agrees that:

              (a) Subject to the Products obtaining Approved status in each Region of the Territory described in the attached Schedule 6 and the other terms contained in Schedule 6 as to Western Europe, Seradyn hereby agrees to purchase the minimum quantities of the Products specified in Schedule 6 in the first three applicable years following the dates on which the Products obtain Approved status in more than fifty percent (50%) of the countries included in a particular Region. In the event Seradyn fails in any applicable year to purchase the minimum quantities set forth in Schedule 6 for any particular Region, then Calypte may, within thirty (30) days of the end of such year, give Seradyn written notice that unless Seradyn purchases additional Products sufficient to meet the applicable minimum amount for such year, then the distribution relationship provided in this Agreement shall cease to be exclusive only for the particular Region with respect to which the minimum amounts were not purchased. If, within thirty (30) days after receiving such notice, Seradyn does not place a purchase order for


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a sufficient quantity of Products to meet the applicable minimum, then Calypte may give Seradyn notice that this Agreement is non-exclusive for such Region. In the event that Seradyn's shortfall for such Region exceeds fifty percent (50%) of the minimum amount in the first applicable year, or thirty-three percent (33 %) of the minimum amount in the second and third applicable years, then Calypte may give Seradyn written notice that this Agreement is either non-exclusive or terminated, at Calypte's option, only for the particular Region with respect to which the minimum amounts were not purchased. The foregoing shall be the sole remedy of Calypte in the event Seradyn fails to meet the applicable minimum and Seradyn will not be liable to Calypte for any damages.

              (b) Seradyn agrees to maintain an adequate and competent staff of sales and technical support personnel.

              (c) Seradyn will submit to Calypte for prior approval, which approval shall not be unreasonably withheld, advertisements, brochures and other materials that are used only in connection with the distribution of the Products, regardless of whether or not Calypte Trademarks are actually displayed on such materials.

              (d) Seradyn agrees to maintain an inventory of the Products sufficient to satisfy the reasonably anticipated demand of Seradyn's customers.

              (e) Seradyn shall notify Calypte immediately in writing if Seradyn is notified or otherwise becomes aware of any defect or condition in the Products, the packaging of the Products, or the labeling which renders or may render the Products in violation of any laws, rules or regulations.


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              (f) During the term of this Agreement, provided, Calypte provides
Seradyn with an uninterrupted supply of the Products in the quantities that Seradyn may reasonably require, Seradyn shall not market, distribute or sell in the Territory any product manufactured or to be manufactured by any person other than Calypte, that consists of a urine or saliva based test for the detection of antibodies to HIV-1.

              (g) Seradyn shall utilize the quality control procedures provided to Seradyn by Calypte to qualify incoming Products to Seradyn's facility.

              (h) At Calypte's expense, Seradyn undertakes to assist Calypte in the registration of the Products with the regulatory authorities in the Territory and to assist in securing such licenses and registrations which may be required in connection with the importation and sale of the Products in the Territory. All such registrations shall be in the name of Calypte. Seradyn shall provide to Calypte detailed information on the regulatory requirements of each country in the Territory within nine (9) months of execution of this Agreement.

              (i) Seradyn will respect Calypte's rights in connection with the Products (including but not limited to Calypte's patents, trademarks, and copyrights), comply with all local laws and regulations with respect thereof, and assist Calypte in taking any steps necessary to defend such rights. Any reasonable expenses incurred under this paragraph by Seradyn, and which are pre-approved by Calypte, shall be reimbursed by Calypte.

              (j) Seradyn will acknowledge at all times Calypte's exclusive right, title, and interest in and to the Calypte Trademarks; and Seradyn will not at any time do or cause to be done any act or any thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with any reference to the Calypte Trademarks,


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Seradyn shall not in any manner represent that it has ownership interest in the trademarks or registration thereof, but shall clearly indicate Calypte's ownership of the Calypte Trademarks.

              (k) Seradyn shall use its reasonable efforts to ensure that Products are sold only to parties which are permitted to use such Products by the local authorities.

              (l) Seradyn shall maintain the capability of effectively undertaking and documenting a Product recall if so ordered by Calypte or other accompanying authority, all at Calypte's cost.

              (m) Seradyn shall provide to Calypte on a quarterly basis a breakdown of its Product sales by Region. Seradyn shall permit Calypte's verification of same at Seradyn's facility during normal business hours and upon thirty (30) days' advance notice.

         5.   COVENANTS OF CALYPTE. Calypte covenants and agrees that:

              (a) Subject to the provisions of Section 4(a) hereof, Calypte will not appoint any other person or entity to distribute or sell the Products or permit anyone to private label the Products for sale in the Territory. Calypte itself will not distribute or sell the Products, except as permitted in Section 2 hereof.

              (b) Subject to the provisions of Sections 6(a) and 12(k) and Calypte obtaining regulatory approval to enable Calypte to legally sell the Products, Calypte will provide Seradyn with an uninterrupted supply of the Products in the quantities that Seradyn may reasonably require.

              (c) The Products will be fully assembled and ready for sale upon delivery to Seradyn, including, but not limited to, bearing both the Calypte Trademarks and the Seradyn Trademarks in the manner agreed upon by the parties, and meeting other special needs that


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Seradyn may reasonably identify upon prior notice to Calypte. Calypte will use its best efforts to ensure that all Products comply with all legal and regulatory requirements. The shelf life of the Products will be mutually acceptable to the parties. Upon prior notification to Calypte, Calypte shall permit Seradyn to inspect Calypte's facilities, at reasonable intervals, during normal business hours in order to determine Calypte's adherence to quality and regulatory compliance standards.

              (d) Calypte shall apply for, diligently prosecute, and maintain at all times such regulatory approvals, permissions, licenses and authorities as may be in Calypte's opinion, reasonably required to permit the lawful sale and distribution of the Products in the Territory, other than special approvals required in order to utilize the Seradyn Trademarks.

              (e) Calypte shall furnish Seradyn will copies of all correspondence, criticisms and complaints pertaining to Products sold to or by Seradyn, received from customers, end-users or governmental regulators.

              (f) Calypte will forward to Seradyn its customer list for the Products and all inquiries it has received since it commenced production of the Products and all inquiries it will receive from potential customers regarding the sale, use and distribution of the Products in the Territory.

              (g) Calypte will provide to Seradyn such sales, marketing and technical training as may be reasonably required, at Seradyn's principal facility, but not to exceed one week per year of this Agreement. Costs incurred in such training including travel, accommodation, and a reasonable amount of Products shall be borne by Calypte. Telephone technical support shall be made available to Seradyn during Calypte's normal business hours.


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              (h) Calypte will acknowledge at all times Seradyn's exclusive right, title, and interest in and to the Seradyn Trademarks; and Calypte will not at any time do or cause to be done any act or any thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with any reference to the Seradyn Trademarks, Calypte shall not in any manner represent that it has ownership interest in the trademarks or registration thereof, but shall clearly indicate Seradyn's ownership of the Seradyn Trademarks.

         6.   PURCHASE ORDERS; PRICING; PAYMENT; AND INSPECTION.

              (a) PURCHASE ORDERS AND FORECASTS. Upon execution of this Agreement, and again six months after execution, Seradyn shall issue to Calypte a prepaid written purchase order for Product valued at no less than US per order. Calypte shall ship Product against these orders in accordance with the delivery schedule supplied to Calypte by Seradyn. After fulfillment of each of these two special orders, prior to the first day of each calendar quarter, Seradyn shall provide to Calypte a binding purchase order for its requirements of the Products in such calendar quarter and a good faith non-binding estimate of the quantity of Products Seradyn will order for delivery in the four calendar quarters following the calendar quarter to which the purchase order is applicable (such estimate for the first quarter following the calendar quarter to which the purchaser order is applicable being referred to as the "Projected Purchase Order").

              (b) TERMS OF PURCHASE ORDERS. Seradyn shall from time to time place a firm written purchase order for Products, as provided in Section 6(a) above, in accordance with the following requirements:

Confidential portion has been omitted and filed separately with the Commission

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                   (i)   The original signed purchase order must be received by
Calypte not less than forty-five (45) days prior to the date requested therein for delivery of the o rdered Products to Seradyn's designated shipper;

                   (ii) The quantity of Products requested to be delivered in any calendar quarter shall not be more than 150% of the Projected Purchase Order for such quarter, except with Calypte's prior written approval;

                   (iii) The price of Products ordered under the purchase order shall be as determined under Section 6(c) below; and

                   (iv) The order may be submitted on Seradyn's standard purchase order form, and the terms of such form shall be binding on Calypte, except that any terms inconsistent with the terms of this Agreement shall not be applicable.

              (c) PRICING. The prices which Calypte shall charge to Seradyn for the Products in the initial term of this Agreement shall be the prices set forth in the attached Schedule 7. In the event this Agreement is renewed by Seradyn in accordance with Section 3 hereof, the parties will negotiate in good faith as to the prices to be charged by Calypte for the Products in the applicable renewal term. However, if the parties have not agreed on the prices by the beginning of the renewal term, the prices to be charged by Calypte in the applicable renewal term shall be based on: (i) the increase in the general Wholesale Price Index, as published and updated from time to time by the Bureau of Labor Statistics, for the preceding twenty-four (24) month period for which statistics are available as of the last day of November of each year; plus (ii) any increase in the cost of the Products necessitated by complying with applicable laws and regulations.


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         Notwithstanding anything contained herein to the contrary, Calypte agrees that the prices for the Products shall at all times be the lowest price then offered by Calypte to any other distributor or sales representative of the Products within the Territory, if this Agreement has been converted as to any particular Region in the Territory to a non-exclusive distributorship in accordance with Section 4(a). In the event Calypte makes any such sale of the Products at a lower price than the price provided for in this Agreement, then the price for the Products to Seradyn shall immediately be reduced to such lower price, with rebates by Calypte to Seradyn for any price differential Seradyn paid from the date such lower price was offered to another person or entity until the date such price went into effect for Seradyn. The parties recognize that prices may also need to be adjusted downward to enable Seradyn to sell the Products competitively within particular countries in the Regions.

         (d) PAYMENT. After Seradyn has received a shipment of the Products and provided that the Products have passed Seradyn's initial inspections and conform to specifications, Seradyn shall pay Calypte for such shipment within thirty
(30) days after receipt of an invoice from Calypte. Any invoice shall specify the quantities of the Products that were delivered and the number of Seradyn's purchase order. In the event that Seradyn fails on more than three occasions to make payment within such thirty (30) day period, Calypte may require alternative terms of payment upon twenty (20) days' prior written notice to Seradyn.

         (e) SHIPPING TERMS. All shipments of Products to Seradyn shall be made F.O.B. Calypte's facility. Seradyn shall be responsible for the payment of all shipping and transportation costs as well as all tariffs, customs duties and charges required to be paid in order to effect delivery to Seradyn. During the period in which shipment is in transit, all risk



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of loss or damage to the Products shall be borne by Seradyn and title shall pass to Seradyn at such time as the shipment is delivered to Seradyn's shipping carrier at Calypte's facility. Each lot of Products shall be inspected and tested by Calypte prior to shipment, and a copy of the certificate of analysis in the form attached hereto in Schedule 8 shall be forwarded with each shipment. The quality control protocol of Calypte is attached hereto in Schedule 9.

         (f) INSPECTION OF PRODUCTS; WARRANTY.

                   (i) Seradyn shall inspect and test samples of the Product within fourteen (14) working days after receipt and any non-conformance to Calypte performance specifications shall be promptly reported to Calypte. Thereafter, Seradyn shall have the right to conduct inspections and sample testing on the Products during the shelf life of each Product, and to reject any portion thereof which does not conform to Calypte performance specifications set forth in the package insert for each Product. Any rejection of non-conforming Products shall be effected by written notice to Calypte. Such notice shall specify with particularity the nature of the non-conformance, and Seradyn will allow Calypte to examine such allegedly non-conforming Products. In any event, Seradyn will notify Calypte of any Product non-conformance no later than fourteen (14) working days prior to the expiration of the shelf life of the applicable Products. Calypte's liability with respect to non-conforming
Products shall be limited to, at Seradyn's option, either replacing the rejected Products in a prompt manner or affording Seradyn an account credit in the amount of the purchase price of the rejected Products. Non-conforming Products shall either be returned to Calypte or destroyed by Seradyn, at the option and cost of Calypte. In the event that Products fail to conform to specifications more than two (2) times within any six (6) month period,


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Seradyn may, at its option, cancel purchase orders existing at the time it gives
Calypte notice of non-conforming Products without any liability to Calypte.

                   (ii) In the event that one or more Products which have been accepted by Seradyn and sold to a customer are claimed to have failed, prior to the expiration date thereof to conform to Calypte performance specifications set forth in the package insert, then either the customer or Seradyn may deliver the allegedly non-conforming Products to Calypte for inspection. If the Products failed to perform in conformance with specifications due to a manufacturing defect or for any other reason caused by Calypte, then Calypte, at the discretion of Seradyn, will either promptly replace the non-conforming Products and will reimburse the costs of shipping the non-conforming Products to Calypte, or will refund the amount of the purchase price of the non-conforming Products.

         In the event that there is a claim that Products have failed to perform in conformance with specifications pursuant to clauses (i) and (ii) above, and Calypte's tests prior to initial shipment of the Products to Seradyn show that there was no non-conformance and other customers who have received the same lot number of the Products have not claimed non-conformance, then the parties agree to submit the allegedly non-conforming Product to an independent party for testing to determine whether the Product is non-conforming. In addition, if the Products are found to be non-conforming, then, at either party's option, an independent audit of Seradyn's product storage and handling procedures may be conducted to determine if Seradyn may have caused the non-conformance.


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                   (iv) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS
AGREEMENT, CALYPTE MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER, WHICH RESPECT TO THE PRODUCTS. In no event will Calypte be liable for incidental, consequential or punitive damages resulting from the failure of the Products to meet specifications. Calypte warrants that at the time that the Products leave Calypte's possession, the Products will be in conformity with Calypte's established specifications for the Products.

         7. REPRESENTATIONS AND WARRANTIES OF CALYPTE. Calypte hereby warrants and represents to Seradyn that:

         (a) ORGANIZATION AND CORPORATE AUTHORITY. Calypte is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement.

         (b) AUTHORIZATION. This Agreement has been duly and validly authorized, executed and delivered by Calypte and constitutes a valid and binding agreement of Calypte, enforceable against it in accordance with its terms.

         (c) NO BREACH OR DEFAULT. The transactions contemplated by this Agreement will not result in a breach of or result under any contract, agreement, license or instrument by which Calypte or its assets are bound or affected or any court or administrative decree, judgment, ruling or stipulation to which Calypte is a party or by which it or its assets are bound or affected.


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         (d) TITLE; NO INFRINGEMENT. Calypte has and will have full rights in and title to the Products, the Calypte Trademarks and its Proprietary Information, free and clear of any lien, encumbrance or claim of any kind. Calypte is not knowingly infringing upon the rights of any person under or with respect to any patent, trademark, service mark, trade name, trade secret, copyright, or other right relating to the Products.

         (e) PRODUCTION CAPACITY AND SUPPLIERS. Calypte possesses the necessary and appropriate production capacity and the necessary contractual commitments from suppliers to supply Seradyn with the quantities of the Products as Seradyn may reasonably require.

         (f) COMPLIANCE WITH LAWS. All Products delivered to Seradyn hereunder shall be manufactured, packed, stored and shipped in accordance with current Good Manufacturing Practices of the country in which the Products are so manufactured, packed, stored and shipped. All appropriate approvals of and registrations with the U.S. Food & Drug Administration ("FDA") and other foreign or domestic regulatory agencies will be obtained and will remain in full force and effect. All Products will be free from defects in material or workmanship, will not be adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or other foreign laws, as the same may be applicable, and will have been manufactured in accordance with Calypte's specifications as described in the package insert for the Products. Calypte has not been notified by the FDA or any other regulatory agency of problems or possible problems with the Products and Calypte will notify Seradyn if any such communications are received. If Calypte fails to receive FDA approval for the Products or fails to maintain FDA registration, then Seradyn may terminate this Agreement only as to the United States upon notice to Calypte.


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         (g) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. Calypte covenants that the representations and warranties contained in this Agreement are true and accurate as of the date of this Agreement and shall be true and accurate throughout the term of this Agreement and any renewal periods.

         8. REPRESENTATIONS AND WARRANTIES OF SERADYN. Seradyn hereby warrants and represents to Calypte that:

         (a) ORGANIZATION AND CORPORATE AUTHORITY. Seradyn is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement.

         (b) AUTHORIZATION. This Agreement has been duly and validly authorized, executed and delivered by Seradyn and constitutes a valid and binding agreement of Seradyn, enforceable against it in accordance with its terms.

         (c) NO BREACH OR DEFAULT. The transactions contemplated by this Agreement will not result in a breach of or default under any contract, agreement, license or instrument by which Seradyn or its assets are bound or affected or any court or administrative decree, judgment, ruling or stipulation to which Seradyn is a party or by which it or its assets are bound or affected.

         (d) TITLE: NO INFRINGEMENT. Seradyn has and will have full rights in and title to the Seradyn Trademarks and its Proprietary Information, free and clear of any lien, encumbrance or claim of any kind. Seradyn is not infringing upon the rights of any person under or with respect to any patent, trademark, service mark, trade name, trade secret, copyright, or other right relating to the Seradyn Trademarks or its Proprietary Information.


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         (e) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. Seradyn covenants that the representations and warranties contained in this Agreement are true and accurate as of the date of this Agreement and shall be true and accurate throughout the term of this Agreement and any renewal periods.

         9. TERMINATION.

         (a) Notwithstanding the term of this Agreement, either party will have the right to terminate this Agreement, based on a default by the other party in its performance of its obligations under this Agreement, except that with respect to Seradyn's performance of the terms of Section 4(a) hereof, Calypte shall only have the remedies set forth herein. Notice of any such default shall be given to the defaulting party and shall specifically identify the nature of the default. If the default has not been remedied within a ninety (90) day period after notice has been given, then this Agreement may be immediately terminated by the non-defaulting party. The assignment by either party for the benefit of creditors, the initiation of proceedings in bankruptcy, or the appointment of a receiver for either party shall be construed to be a default for purposes of this Section.

         (b)  Upon termination or expiration of this Agreement for any reason:

              (i) At Calypte's option, Seradyn may sell its remaining inventory of the Products within the Territory or Seradyn shall make available to Calypte or its designee, all current stocks of the Products held by Seradyn with a minimum of fourth months' shelf life remaining, at the price charged by Calypte to Seradyn. Any such delivery shall be F.O.B. Seradyn's facility. In any event, Seradyn shall have the right to sell any Products with less than four months' shelf life remaining.


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              (ii)  Neither party will be liable to the other party for any compensation based solely on the termination of this Agreement by a party or on Seradyn's failure to renew this Agreement.

              (iii) All purchase orders then in effect shall be deemed cancelled and the parties shall have no further obligations to one another, except that the provisions of Section 6(f), 1O and 11 will survive any termination or expiration of this Agreement.

         10. INDEMNIFICATION. Calypte hereby unconditionally agrees to indemnify and hold Seradyn harmless from and against any and all liabilities, losses, damages, and claims of whatever kind or nature, including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses, incurred by Seradyn arising out of or in connection with any breach by Calypte of the obligations, covenants, representations or warranties of Calypte pursuant to this Agreement or any infringement by the Products upon the rights of any person under or with respect to any patent, trademark, service mark, trade name, trade secret, copyright, or other right relating to the Products. Seradyn hereby unconditionally agrees to indemnify and hold Calypte harmless from and against any and all liabilities, losses, damages, and claims of whatever kind or nature, including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses, incurred by Calypte arising out of or in connection with any breach by Seradyn of the obligations, covenants, representations or warranties of Seradyn pursuant to this Agreement.

         The indemnified party shall promptly notify the indemnifying party upon receipt of any claim or demand which has given or could give rise to a right of indemnification under this Agreement. If such claim or demand is one asserted by a third party, the indemnifying party shall have the right to employ such counsel of its choice as is reasonably acceptable to the indemnified party to defend such claim or demand; provided, however, that the indemnifying party shall not settle such claim or demand without the consent of the indemnified party. The indemnified party shall participate at the cost of the indemnifying party in the defense of any such claim or demand, upon request by the indemnifying party. So long as the indemnifying party is defending any such claim or demand in good faith, the indemnified party shall not settle such claim or demand without the approval of the indemnifying party. The indemnified party shall make available to the indemnifying party and its representatives all records and other material reasonably required by them for their use in contesting any claim or demand asserted by a third party.

         11. PROPRIETARY INFORMATION. The parties acknowledge that certain Proprietary Information may be exchanged or disclosed by the parties to each other. Such Proprietary Information shall remain the property of the disclosing party. Written information which is to be considered proprietary under these provisions must be clearly and conspicuously marked or identified as proprietary by the disclosing party. Information disclosed in other than written form shall be confirmed in writing and identified as proprietary by the disclosing party. Information disclosed in other than written form shall be confirmed in writing and identified as proprietary by the disclosing party within ten (10) days from the date of disclosure.

         Each party will take reasonable steps to maintain the confidentiality of all Proprietary Information disclosed to it by the other and will not disclose any such Proprietary Information to a third party (including, without limitation, any customer or potential customer or supplier) without the prior written consent of the disclosing party and will disclose such Proprietary

Information to those employees and agents who have a reasonable need to have access to such Proprietary Information to promote the purposes of this Agreement; provided, however, that this obligation to keep such Proprietary Information confidential shall not apply to Proprietary information which:

              (a) was already in the possession of the receiving party prior to receipt of such Proprietary Information from the disclosing party as established by the written records of the receiving party; or

              (b) is or becomes the subject of a publication or is otherwise made available to the public without fault of the receiving party; or

              (c) is received by the receiving party without restriction of confidentiality from a third party who is not under or in violation of any obligation of confidentiality to the disclosing party.

         Upon the termination or expiration of this Agreement, all Proprietary Information exchanged during this Agreement shall constitute to be the sole property of the disclosing party and thereafter may not be used by the receiving party; and all written documents, including reproductions and conversions of such documents, containing any Proprietary Information that are still in the possession of or under control of the receiving party shall remain the property of the disclosing party and shall be returned to the disclosing party or otherwise disposed of as directed within a period of not later than ten (10) days from the date of receipt of a written demand therefor from the disclosing party. Each party will take responsible steps with respect to its employees, customers, potential customers, suppliers, and other contracting parties in order to insure that any Proprietary Information which may be permitted to be disclosed to any such person by this Section 1 1 shall be deemed to be, and shall be maintained, as confidential by such person to whom the Proprietary Information was disclosed.

         12. GENERAL.

         (a) ASSIGNMENT. This Agreement may not be transferred, delegated or assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of Calypte or Seradyn.

         (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile, or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

                   (i)  If to Calypte:
                        Calypte Biomedical Corporation
                        1440 Fourth Street
                        Berkeley, California 94710
                        Facsimile: 510-526-5381
                        Attention: Director of Sales and Marketing

                   (ii) If to Seradyn:
                        Seradyn, Inc.
                        1200 Madison Avenue
                        Indianapolis, Indiana 46225
                        Facsimile: 317-266-2991
                        Attention: Dwaine Ogden, Vice President
                                    of Sales and Marketing

         If delivered personally, the date on which a notice or other communication is delivered shall be the date on which such delivery is made; if transmitted by facsimile, the date on which a notice or other communication is received shall be the date on which delivery is deemed made, provided that receipt is confirmed; and, if delivered by mail, the date on which such notice or other communication is received shall be the date of delivery.

         Either party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 12.

         (c) WAIVER. Failure of either party to insist upon the strict performance of any provision hereof, or to exercise any right or remedy, shall not be deemed a waiver of any right, remedy or existing or subsequent breach or default, and the election by either party of any particular remedy or default shall not be deemed exclusive of any other, and all rights and remedies shall be cumulative.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

         (e) MODIFICATION. No modification, extension, renewal, recession or waiver of any of the provisions herein contained, and no future representation, promise or condition in connection with the subject matter thereof, shall be binding, unless made in writing and signed on its behalf by an authorized representative of the party against whom such is to be enforced.

         (f) ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties with respect to the subject matter hereto and supersedes any and all prior agreements between them as to such subject matter, whether written or oral, except that the terms of any prior confidentiality agreement between the parties shall continue to be applicable with respect to any disclosure of Proprietary Information prior to the effective date hereof.

         (g) HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         (h) COUNTERPARTS. If this Agreement is executed in counterparts, each shall be deemed an original but all of which together shall constitute one and the same instrument. i) VALIDITY. If any provisions of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity shall remain in full force and effect.

         (i) SCHEDULES. All schedules referenced herein and attached hereto are deemed to be incorporated into this Agreement.

         (k) FORCE MAJEURE. Each of the parties shall be excused from the performance of its obligations hereunder in the event such performance is prevented by events beyond the reasonable control of a party, including, without limitation, acts of God, wars, riots, strikes or other labor disputes, natural disasters or other severe weather and fires. In such event, the affected party will notify the other party and provide an estimate of how long performance is anticipated to be delayed. The minimum purchase commitment of Seradyn provided for in Section 4(a) hereof shall be reduced for the applicable year in any affected Region of the Territory, pro rata, based on the number of days performance of a party is affected.

         IN WITNESS WHEREOF, this Agreement is executed by the duly authorized officers of the parties hereto to be effective as of the 10th day of April, 1995.

                                       CALYPTE BIOMEDICAL CORPORATION


                                       By:
                                           /s/ Wm A. Boeger
                                          --------------------------------------
                                       Printed:
                                               Wm A. Boeger
                                              ---------------------------------
                                       Title:
                                               President and CEO
                                             -----------------------------------


                                                       "CALYPTE"

                                       SERADYN, INC.


                                       By:
                                            /s/ William V. Starrett
                                          --------------------------------------
                                       Printed:
                                                William V. Starrett
                                               ---------------------------------
                                       Title:
                                                 President
                                             -----------------------------------

                                                       "SERADYN"

SS/5675

               SCHEDULES TO CALYPTE/SERADYN DISTRIBUTION AGREEMENT

Schedule 1                       Description of the Products

Schedule 2                       The Territory

Schedule 3                       Calypte Trademarks

Schedule 4                       Seradyn Trademarks

Schedule 5                       Customers to Whom Calypte Retains the
                                 Right to Sell the Products

Schedule 6                       Regions and Minimum Purchase Requirements

Schedule 7                       Prices

Schedule 8                       Certificate of Analysis Form

Schedule 9                       Quality Control Protocol of Calypte

               SCHEDULES TO CALYPTE/SERADYN DISTRIBUTION AGREEMENT

Schedule 1                       Description of the Products

Schedule 2                       The Territory

Schedule 3                       Calypte Trademarks

Schedule 4                       Seradyn Trademarks

Schedule 5                       Customers to Whom Calypte Retains the
                                 Right to Sell the Products

Schedule 6                       Regions and Minimum Purchase Requirements

Schedule 7                       Prices

Schedule 8                       Certificate of Analysis Form

Schedule 9                       Quality Control Protocol of Calypte

                             SCHEDULE 1 - PRODUCTS



                               Sentinel(TM) HIV-1


         An enzyme immunoassay in microwell format for the detection of antibodies to HIV-1 in urine, co-labelled under the name and trademarks of Calypte Biomedical and Seradyn.




         Calypte Product Number       600000   480 tests

         Calypte Product Number       600001   192 tests

                         SCHEDULE 2 TO CALYPTE SERADYN
                             DISTRIBUTION AGREEMENt


                                 The Territory


         Seradyn's exclusive distributorship shall apply to the United States of America and its territories and possessions, and those countries that are listed in the Regions specified in Schedule 6, subject to Calypte's right to sell the Products within the United States only to those accounts listed in Schedule 5.

                             SCHEDULE 3- TRADEMARKS




Calypte

Calypte Hummingbird Logo

Sentinel Tradename

                                   SCHEDULE 4
                               SERADYN TRADEMARKS




Colorvue HIV

                          SCHEDULE 5 TO CALYPTE/SERADYN
                             DISTRIBUTION AGREEMENT



                      Customers to Who Calypte Retains the
                           Right to Sell the Products



Home Office Reference Laboratory/Lab One     Kansas

Clinical Reference Laboratory                Kansas

Osborn Laboratories                          Kansas

GIB Laboratories                             New Jersey

PharmChem Laboratories                       California & Texas

Risk Assessment                              Tennessee

Med Express                                  Tennessee

Metropolitan Life Assurance                  New Jersey

Calypte Reference Laboratories               California

Direct Access Diagnostics                    New Jersey

Home Access Health Corporation*              Illinois





*"In the event that Home Access Health Corporation elects to subcontract its labwork with Metpath, it is understood that Seradyn, Inc. is the party that will sell the Product to Metpath. In such event, it is further understood that the terms and conditions under which Seradyn sells Product to Metpath for this specific purpose shall be jointly determined by the parties."

               SCHEDULE 6 - PURCHASE MINIMUMS (in number of tests)

------------------------------------------------------------------
                          1st Year        2nd Year        3rd Year
------------------------------------------------------------------
U.S.A.
------------------------------------------------------------------
Latin America
------------------------------------------------------------------
Middle East
------------------------------------------------------------------
Western Europe*
------------------------------------------------------------------
Eastern Europe
------------------------------------------------------------------
Sub-Saharan Africa
------------------------------------------------------------------

* Notwithstanding the foregoing, after the date on which the Products obtained Approved status in a majority of the countries in Western Europe, the minimum quantities set forth above for Western Europe shall be proportionally decreased by the following percentages if any one or more of the countries described below are not included in the majority of countries in which Approved Status has been outlined:

                   France                  25%

                   Germany                 31%

                   Italy                   18%

                   Spain                    8%

                   United Kingdom          15%

Confidential portion has been omitted and filed separately with the Commission

LATIN AMERICA            MIDDLE EAST               WESTERN EUROPE
-------------            -----------               ---------------
Mexico                   Syria                     United Kingdom
Guatemala                Jordan                    Ireland
Belize                   Iran                      Greenland
Honduras                 Iraq                      Iceland
Nicaragua                UAE                       Norway
Costa Rica               Egypt                     Sweden
Panama                   Lebanon                   Denmark
Columbia                 Saudi Arabia              Finland
Venezuela                Afghanistan               France
Guyana                   Oman                      Spain
Surinam                  Yemen                     Portugal
French Guiana            Libya                     Belgium
Ecuador                  Tunisia                   Netherlands
Peru                     Algeria                   Luxembourg
Brazil                   Bahrain                   Germany
Bolivia                  Qatar                     Switzerland
Paraguay                                           Austria
Uruguay                                            Italy
Chile                                              Greece
Argentina                                          Turkey
Cuba
Haiti
Dominican Republic
The Bahamas
St. Lucia
Barbados
Grenada
Trinidad & Tobago

EASTERN EUROPE                                                      SUB-SAHARAN AFRICA
--------------                                                      ------------------
Estonia                                                             Mauritania
Latvia                                                              Morocco
Lithuania                                                           Mali
Poland                                                              Niger
Czech Republic                                                      Guinea-Bissau
Slovakia                                                            Chad
Russia, Ukraine, and all other former Soviet Republics              Sudan
Bulgaria                                                            Ethiopia
Romania                                                             Somalia
Hungary                                                             and a1l African countries
                                                                    south of these, including
                                                                    Madagascar, Mauritius and
                                                                    Seychelles

                               SCHEDULE 7 - PRICE


                                   KIT           PRICE/       ROYALTY/        TOTAL
      PRODUCT                     SIZE            KIT           KIT         PRICE KIT

Sentinel(TM) HIV-1              480 tests

Sentinel(TM) HIV-1              192 tests

Extra Wash Solution              450 ml

Confidential portion has been omitted and filed separately with the Commission

                                   SCHEDULE 8

                               CALYPTE BIOMEDICAL

                         CALYPTE MANUFACTURED MATERIALS
                             CERTIFICATE OF ANALYSIS

Description:  Sentinel HIV-1 Urine EIA
              ------------------------

Calypte Part Number:
                    ------------------------

Calypte Lot Number:                              Expiration Date:
                    ------------------------                      ------------


SUMMARY OF RESULTS:

Calypte Testing
--------------------------------------------------------------------------------

            TEST                     SPECIFICATION            RESULTS

HIV- 1 Urine EIA



      Negative Control               < 0.20
                                     -

      Positive Control               1.3 - 2.5

      1 Low Positive                 +
      10 Individual random
      negatives                      -
      5 Individual random
      positives                      +
      5 Individual threshold
      positives                      +/- cutoff



-----------------------------                    ---------------
QA/QC Supervisor                                 Date



   This material meets the established specifications as specified in Document

                                   SCHEDULE 9





                            Quality Standards Manual
                                (see Master File)